Exhibit 99.1

Rock of Ages

FOR IMMEDIATE RELEASE
Investor Contact:
Neil G Berkman
Berkman Associates
(310) 826-5051
info@BerkmanAssociates.com
Company Contact:
Kurt Swenson
Chairman & CEO
(603) 225-8397
www.RockofAges.com

Rock of Ages To Release Third Quarter Results
Tuesday, October 30, 2007;
Webcast Set For 11:00 a.m. EDT
CONCORD, NEW HAMPSHIRE, October 18, 2007 . . . ROCK OF AGES CORPORATION (NASDAQ/NMS:ROAC) announced today that it plans to release financial results for the third quarter ended September 30, 2007 at approximately 7:30 a.m. EDT on Tuesday, October 30, 2007. Rock of Ages has scheduled a conference call at 11:00 a.m. EDT that morning. Laura Plude, Chief Financial Officer, and Kurt Swenson, Chief Executive Officer, will discuss results for the quarter and the outlook for the remainder of 2007.
A simultaneous webcast of the conference call will be available from the Audio Presentations link at www.RockofAges.com/investor. A replay will be available after 1:00 p.m. EDT at this same Internet address. For a telephone replay, dial (800) 633-8284, reservation #21352449 after 1:00 p.m. EDT.
About Rock of Ages
Rock of Ages (www.RockofAges.com) is the largest integrated granite quarrier, manufacturer and retailer of finished granite memorials and granite blocks for memorial use in North America.
Forward-Looking Statements
This press release contains statements that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations, estimates and projections about our business or expected events based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual events, results or outcomes may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including the following: our ability to renew or refinance our credit facility, which expires on October 27, 2007; our ability to maintain compliance with our covenants in our credit facility; our ability to successfully execute staff productivity improvements and sales and marketing programs; our ability to form and maintain relationships with funeral directors and other death care professionals; our ability to maintain and expand our relationships with independent retailers; changes in demand for our products; the timing of customer orders and deliveries; the impact of competitive products and pricing; the success of our branding programs; the excess or shortage of production capacity; weather conditions; and other risks discussed from time to time in the Company’s Securities and Exchange Commission filings and reports including, but not limited to, the risks discussed in the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2007. In addition, such statements could be affected by general industry and market conditions and growth rates, and general domestic and international economic conditions. Such forward-looking statements speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release.
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